- 8 King Street East, Suite 208 – Toronto, Ontario, Canada – M5C 1B5 -
- Tel: 416-361-9640 - Fax: 416-361-0883

COLOMBIA GOLDFIELDS LTD. CLOSES U.S. $9.5 MILLION
PRIVATE PLACEMENT

TORONTO, Ontario, (June 18, 2008): Colombia Goldfields Ltd. (or the “Company”) (TSX: GOL / OTCBB: CGDF) announced today that it has closed a private placement of 11,167,000 special warrants (the “Special Warrants”) at a price of US$0.85 per Special Warrant, providing the Company with gross proceeds of approximately US $9.5 million. Each Special Warrant will be automatically exercised for no additional consideration to acquire one unit (the “Units”), subject to adjustment in certain events, at 5:00 pm (Toronto time) on the earliest of (a) the third business day after the date that a receipt is issued by the securities regulatory authorities in the jurisdictions of Canada where the Special Warrants are sold for the final prospectus qualifying the distribution of the Units to be issued upon the exercise of the Special Warrants, and (b) the date that is four months and one day following the closing date of the Offering. Each Unit will consist of one common share of the Company (the “Common Shares”) and one Common Share purchase warrant of the Company (the “Warrants”). Each Warrant will entitle the holder thereof to acquire one Common Share at a price of US$1.50 at any time until 4:00 p.m. (Toronto time) on the date which is 60 months following the closing date of the offering.

The Special Warrants, Units, Warrants and Common Shares have not been registered under the U.S. Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act of 1933 and any applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Special Warrants, Units, Warrants and Common Shares.

About Colombia Goldfields

Colombia Goldfields Ltd., through our subsidiaries Compania Minera de Caldas S.A. and Gavilan Minerals S.A., is developing what we believe is a multi-million ounce gold resource in Colombia's historic Marmato Mountain gold district. Colombia Goldfields is traded in the US under the symbol CGDF, on the Toronto Stock Exchange under the symbol GOL, and in Germany under the symbol C2B. Further information about the Company's is available at www.colombiagoldfields.com, EDGAR at www.sec.gov and SEDAR at www.sedar.com under the Company's profile.

For more information please contact:

Randy Martin, Vice Chairman and CEO
Colombia Goldfields Ltd.,
8 King Street East, Suite 208,
Toronto, Ontario, M5C 1B5.
T: 416-361-9640
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:
Michelle Roth	Martti Kangas
Roth Investor Relations, Inc.	V.P. Corporate Development
Tel. +1 732 792 2200	Colombia Goldfields, Ltd.
Email: michelleroth@rothir.com	Tel: + 1 416-361-9640
martti@colombiagoldfields.com

Disclaimer

This release contains forward-looking statements that are based on the beliefs of the Company’s management and reflect the Company’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words “estimate, “project,” “believe,” “anticipate,” “intend,” “expect,” “plan,” “predict,” “may,” “should,” “will,” “can,” the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward looking statements.